Exhibit 99.1

                                  VERITEC INC.
          CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL
                              OFFICER PURSUANT TO
         SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

         The undersigned, Van Thuy Tran, the Chief Executive Officer and Chief Financial Officer of Veritec Inc. (the "Company") has executed this Certification in connection with the filing with the Securities and Exchange Commission of the Company's amended Annual Report on Form 10-KSB/A for the fiscal year ended June 30, 2002 (the "Report").

      The undersigned hereby certifies that:

          o the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

          o  the  information  contained in the Report fairly  presents,  in all
             material   respects,   the  financial   condition  and  results  of
             operations of the Company.

      IN WITNESS WHEREOF, the undersigned has executed this Certification as of the 12th day of August, 2003.

                                                     /s/ Van Thuy Tran
                                                     ---------------------------
                                                     Van Thuy Tran
                                                     Chief Executive Officer and
                                                     Chief Financial Officer